UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 22, 2010
Interstate Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4501 North Fairfax Drive, Suite 500,
Arlington, Virginia	22203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 387-3100
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 ☐ CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 ☐ CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 19, 2010, First Eagle Investment Management, LLC (“First Eagle”) filed a Schedule 13D (the “Schedule 13D”) with the Securities and Exchange Commission (the “SEC”) reporting that, as of the close of business on January 19, 2010, First Eagle was deemed to be the beneficial owner of approximately 6.2% of the total outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), of Interstate Hotels & Resorts, Inc. (the “Company” or “Interstate”).
     On January 20, 2010, the Company contacted First Eagle to discuss whether First Eagle was aware of the Company’s Tax Benefit Preservation Plan, dated as of September 24, 2009 (as amended, the “Plan”), between the Company and Computershare Trust Company, N.A. (a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 24, 2009 and a copy of the amendment to which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 18, 2009) and to determine whether First Eagle had actual knowledge of the consequences of its beneficial ownership under the Plan. First Eagle informed the Company that it was not aware of the Plan and confirmed that it had no actual knowledge of the consequences of its beneficial ownership under the Plan. First Eagle informed the Company that it would divest as promptly as practicable a sufficient number of shares to reduce its beneficial ownership to less than 4.99% of the total outstanding shares of Common Stock of the Company.
     On January 22, 2010, the board of directors of the Company determined that, pursuant to the Plan, First Eagle shall not be deemed to be or to have become an “Acquiring Person” under the Plan as a result of its inadvertent acquisition provided that First Eagle divest as promptly as practicable a sufficient number of shares to reduce its beneficial ownership to less than 4.99% of the total outstanding shares of Common Stock of the Company.
     On January 26, 2010, First Eagle filed Amendment No.1 to its Schedule 13D with the SEC reporting that, as of the close of business on January 26, 2010, First Eagle had sold shares of Common Stock of the Company to reduce its beneficial ownership to approximately 4.82% of the total outstanding shares of Common Stock of the Company. Accordingly, First Eagle has been deemed to not be an “Acquiring Person” under the Plan.
Important Additional Information and Where to Find It.
     In connection with the proposed merger transaction with Hotel Acquisition Company, LLC, HAC Merger Sub, Inc. and HAC Merger Partnership, L.P., Interstate has filed a preliminary proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERSTATE, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement will be mailed to Interstate stockholders.
     Investors and security holders may obtain free copies of these documents as they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Christopher L. Bennett, Secretary, at Interstate Hotels & Resorts, Inc., 4501 N. Fairfax Drive, Arlington, Virginia 22203, or by visiting Interstate’s website, where Interstate makes available filings with the SEC as soon as reasonably practicable after they are electronically filed with the SEC.
     Interstate and its directors, executive officers and certain other members of Interstate management may be deemed to be participants in the solicitation of proxies from Interstate stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the definitive proxy statement to be filed with the SEC. In addition, information about Interstate’s directors, executive officers and members of management is contained in Interstate’s most recent proxy statement and annual report on Form 10-K, which are available on Interstate’s website and at www.sec.gov.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSTATE HOTELS & RESORTS, INC.
By:	/s/ Christopher L. Bennett
Christopher L. Bennett
Executive Vice President, Secretary and General Counsel

Date: January 27, 2010